UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    July 15, 2010

CHINA FORESTRY INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-25765	87-0429748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 517, No. 18 Building Nangangjizhoing District Hi-Tech Development Zone Harbin, Heilongjiang Province, People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

011-86-0451-87011257

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by China Forestry, Inc., a Nevada corporation (the “Registrant” or “CHFY”), in connection with the items set forth below.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On June 10, 2010, the Registrant executed a Share Exchange Agreement (the “Agreement”) by and between the Registrant, Financial International (Hong Kong) Holdings Company Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“FIHK”); LIU, Shengli, the owner of 60% of the outstanding share capital of FIHK (“Liu”), and LI, Bin, the owner of 40% of the outstanding share capital of FIHK (“Li”) (Liu and Li collectively being the “Shareholders”), and Hanzhong Hengtai Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Hengtai”); FIHK and Hengtai being hereinafter referred to as the “FIHK Companies.”  A copy of the Agreement is attached as Exhibit 10 to the Form 8-K of the Registrant filed with the Commission on June 16, 2010, and is hereby incorporated by reference.

Closing of the Share Exchange

Pursuant to and at the closing of the Agreement, which occurred on July 15, 2010, the Registrant acquired one hundred percent (100%) of all of the issued and outstanding share capital of FIHK from the Shareholders, as well as a cash payment of $50,000 from Hengtai, in exchange for One Hundred Million (100,000,000) shares of newly issued common stock of the Registrant and a Convertible Note in the principal amount of $1.0 million, which note is convertible into 68,000,000 shares of common stock of the Registrant (the “Convertible Note”).  Further, the Registrant authorized Interwest Transfer Company, Inc., its transfer agent, to issue to the Shareholders the 100,000,000 shares of common stock of the Registrant, with 60,000,000 shares to Liu and 40,000,000 shares to Li.

As a result of the transactions consummated at the closing, shares representing 64.1% of the Registrant’s post-issuance outstanding shares of common stock were issued to the Shareholders, and all of the registered capital of FIHK was acquired by the Registrant. Upon completion of the physical exchange of the share certificates, FIHK, which provides advisory services in developing and marketing biological technology products, will be a wholly-owned subsidiary of the Registrant. Hengtai, which is engaged in the plantation business of Chinese Yew, Aesculus, Dove Tree and Dendrobium, will exist as a variable interest entity controlled by FIHK.

Operating Agreement

On June 17, 2010, the Registrant executed an Operating Agreement by and among the Registrant, FIHK, the Shareholders and Hengtai, in which it agreed to continue operating its subsidiary Jin Yuan Global Ltd., a limited liability corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Jin Yuan Global”), for at least 90 days after the closing of the share exchange in order to determine whether, as a business matter, Jin Yuan Global fits within the Registrant’s business plan, and, if not, whether the Registrant should dispose of the operating subsidiary to a third party.  Further, the parties have agreed that any incremental costs associated with auditing Jin Yuan Global after the closing of the Agreement shall be borne by the Registrant.  A copy of the Operating Agreement is attached hereto as Exhibit 10.

As a result of the completion of the acquisition of FIHK, a Form 8-K/A with audited financial statements of Hengtai and pro forma combined financial statements of CHFY and Hengtai will be filed with the Commission within 71 calendar days of the date of this Report as required by Item 9.01 of Form 8-K.

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The Registrant intends to rely on Regulation S under the Securities Act of 1933, as amended (the “Act”), for an exemption from the registration requirements of the Act applicable to the issuance of the 100,000,000 new investment shares and the Convertible Note to the Shareholders, on the basis that the Shareholders are not U.S. persons within the meaning of Rule 902 under the Act.

The Registrant has 56,000,000 issued and outstanding shares of common stock (without counting the new 100,000,000 share issuance) that trade on the Over-The-Counter Bulletin Board under the symbol “CHFY.”

ITEM 9.01   Financial Statements and Exhibits

(d)  Exhibits

10   Operating Agreement dated June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA FORESTRY, INC.

Date: July 15, 2010	By:	/s/ TIAN, Yuan
TIAN, Yuan Chief Executive Officer and Director

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